UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2014

Enzo Biochem, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Enzo Biochem, Inc. (the “Company”), along with its subsidiary Enzo Life Sciences, Inc. entered into a Settlement Agreement as of April 22, 2014 (the “Agreement”) with Affymetrix, Inc. (“Affymetrix”) with respect to actions between the Company and Affymetrix before the U.S. District Court, Southern District of New York, Cases No 03-CV-8907 and 04-CV-1555.

As a result of the Agreement, Affymetrix will pay $5,100,000 in settlement of the aforementioned cases. Enzo’s release of Affymetrix does not include the litigation currently pending against Affymetrix in the District of Delaware and any of the claims there asserted.

The Agreement is filed with this current report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement as of April 22, 2014 among Enzo Biochem, Inc., Enzo Life Sciences, Inc. and Affymetrix, Inc.

99.1	Press Release of Enzo Biochem, Inc., dated April 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: April 24, 2014	By:	/s/ Barry W. Weiner
Barry W. Weiner
President

EXHIBIT INDEX

10.1	Settlement Agreement as of April 22, 2014 among Enzo Biochem, Inc., Enzo Life Sciences, Inc. and Affymetrix, Inc.

99.1	Press Release of Enzo Biochem, Inc., dated April 24, 2014.